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Exhibit 32


                CERTIFICATION PURSUANT TO THE SARBANES-OXLEY ACT
                             18 U.S.C. SECTION 1350
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


I, Victor Sun, sole director and officer of Avic Technologies Ltd. (the "Company") do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

         1. This Annual Report on 10-KSB of the Company for the period ended December 31, 2003 as filed with the Securities and Exchange Commission (the "report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 19, 2004


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Victor Sun, Sole Director and Officer
(acts as chief executive officer and principal accounting officer)